Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-293319 and 333-293361 on Form S-8 of our report dated March 16, 2026, relating to the financial statements of Once Upon A Farm, PBC appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Los Angeles, California

March 16, 2026